Exhibit 21.1

SUBSIDIARIES

Subsidiaries—as of March 31, 2023

Company Name	State or Country of Incorporation or Organization
Kyndryl Argentina S.R.L.	Argentina
Kyndryl Australia Pty Ltd	Australia
Kyndryl Austria GmbH	Austria
Kyndryl Belgium BV/SRL	Belgium
Kyndryl Brasil Serviços Limitada	Brazil
Kyndryl Bulgaria EOOD	Bulgaria
Kyndryl Canada Limited	Canada
Kyndryl Chile SpA	Chile
Kyndryl (China) Information Technology Company Limited	China
Kyndryl Colombia SAS	Colombia
Kyndryl Costa Rica, Sociedad de Responsabilidad Limitada	Costa Rica
Kyndryl doo	Croatia
Kyndryl Česká republika, spol. s r.o.	Czech Republic
Kyndryl Danmark Aps	Denmark
Kyndryl Ecuador S.A.S.	Ecuador
Kyndryl Egypt LLC	Egypt
Kyndryl Estonia OU	Estonia
Kyndryl Finland Oy	Finland
Kyndryl France S.A.S.	France
Kyndryl Deutschland GmbH	Germany
Kyndryl Hellas Single Member Societe Anonyme	Greece
Kyndryl Hong Kong Limited	Hong Kong
Kyndryl Hungary Kft.	Hungary
Kyndryl Solutions Private Limited	India
PT Kyndryl Solutions Indonesia	Indonesia
Kyndryl Ireland Limited	Ireland
Kyndryl Treasury Services Designated Activity Company	Ireland
Kyndryl Israel Ltd.	Israel
Kyndryl Italia S.P.A.	Italy
Kyndryl Japan KK	Japan
Kyndryl Korea LLC	Korea
Kyndryl Latvia SIA	Latvia
Kyndryl Lithuania UAB	Lithuania
Kyndryl Luxembourg S.a.r.l.	Luxembourg
Kyndryl Macau Limited	Macao
Kyndryl Malaysia Sdn. Bhd.	Malaysia
Kyndryl Mexico S. de R.L. de C.V.	Mexico

Kyndryl 1 B.V.	Netherlands
Kyndryl Nederland B.V.	Netherlands
Kyndryl New Zealand Limited	New Zealand
Kyndryl Norway AS	Norway
Kyndryl Pakistan (Private) Limited	Pakistan
Kyndryl Peru S.A.C.	Peru
Kyndryl Philippines, Incorporated	Philippines
Kyndryl Poland Sp. z.o.o.	Poland
KNDRL Services Portugal, S.A.	Portugal
Kyndryl Romania S.R.L.	Romania
Kyndryl Saudi Information Technology Company	Saudi Arabia
Kyndryl (Singapore) Pte. Ltd.	Singapore
Kyndryl Services Slovensko, spol. s r.o.	Slovakia
Kyndryl Ljubljana, storitve informacijske tehnologije, d.o.o.	Slovenia
Kyndryl South Africa (Pty) Limited	South Africa
Kyndryl España, S.A.	Spain
Kyndryl Svenska Aktiebolag	Sweden
Kyndryl Switzerland GmbH	Switzerland
Kyndryl Taiwan Corporation	Taiwan
Kyndryl (Thailand) Company Limited	Thailand
Kyndryl Global Services IS ve Teknoloji Hizmetleri ve Ticaret Limited Sirketi	Turkey
Kyndryl Middle East LLC	UAE
Kyndryl Ukraine LLC	Ukraine
Kyndryl UK Limited	United Kingdom
Kyndryl, Inc.	United States
Kyndryl Uruguay S.A.	Uruguay
Kyndryl Venezuela S.C.A	Venezuela
Kyndryl Vietnam Company Limited	Vietnam

The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.